EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 17, 1997, except as to Note 13 which is as of June 26, 1997, which appear on pages F-2 and F-3 of Network Solutions, Inc.'s Prospectus dated September 26, 1997.


PRICE WATERHOUSE LLP


Falls Church, VA
February 3, 1998